UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2007

PSIVIDA LIMITED

(Exact name of registrant as specified in its charter)

Western Australia, Commonwealth of Australia	000-51122	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 12 BGC Centre

28 The Esplanade

Perth WA 6000

Australia

400 Pleasant Street

Watertown, MA 02472

U.S.A.

(Address of principal executive offices)

Registrant’s telephone number, including area code (617) 926-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneous satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e04(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on July 13, 2007 pSivida Limited (“pSivida”) closed the second tranche (the “Second Tranche”) of a public offering of American Depositary Shares (“ADSs”) and warrants to purchase ADSs. Prior to the closing of the Second Tranche, pSivida had been a “foreign private issuer,” as defined under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based on an analysis of its current stockholders in accordance with the applicable rules, pSivida concluded that as a result of completing the Second Tranche, more than 50% of its outstanding voting securities are currently directly or indirectly owned by residents of the United States. Consequently, pSivida is no longer a “foreign private issuer” and is subject to all of the reporting requirements of the Exchange Act and other rules applicable to a U.S. domestic issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA LIMITED

Date: August 27, 2007	By:	/s/ Michael J. Soja
	Name:	Michael J. Soja
	Title:	Vice President, Finance and Chief Financial Officer